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                                                                   Exhibit 10.11

As of August 24, 2006

Harbor Business Acquisition Corp.
200 Highpoint Drive, Suite 215
Chalfont, PA 18914-3922

H.C. Wainwright & Co., Inc.
52 Vanderbilt Avenue - 12th Floor
New York, NY  10017

RE:      INITIAL PUBLIC OFFERING

Gentlemen:

The undersigned stockholder, officer, director or senior advisor of Harbor Business Acquisition Corp. ("Company"), in consideration of H.C. Wainwright & Co., Inc. ("H.C. Wainwright") entering into a letter of intent ("Letter of Intent") to underwrite an initial public offering of the securities of the Company ("IPO") and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 15 hereof):

1. If the Company solicits approval of its stockholders of a Business Combination, the undersigned will cause Harbor Healthcare Holding LLC to vote
(i) all Insider Shares owned by it in accordance with the majority of the votes cast by the holders of the IPO Shares, (ii) all of the shares that may be acquired by it in the Private Placement, the IPO or in the aftermarket for the Business Combination and (iii) all Insider Shares and all shares that may be acquired by it in the Private Placement, the IPO or in the aftermarket for an amendment to the Company's Certificate of Incorporation to provide for perpetual existence of the Company in the event the Business Combination is approved.

2. In the event that the Company fails to consummate a Business Combination within twenty-four-month period immediately following the date of the prospectus related to the IPO (such date being referred to herein as the "Termination Date"), the undersigned shall (i) cause the Trust Fund (as defined in the Letter of Intent) to be liquidated and distributed to the holders of IPO Shares and
(ii) take all reasonable actions within his power to cause the Company to liquidate as soon as reasonably practicable pursuant to the requirements of the Delaware General Corporation Law. The undersigned hereby waives any and all right, title, interest or claim of any kind ("Claim") in or to any liquidating distributions by the Company, including, without limitation, any distribution of the Trust Fund (as defined in the Letter of Intent), as a result of such liquidation with respect to his Insider Shares and the Private Placement Shares and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever.

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Harbor Business Acquisition Corp.
H.C. Wainwright & Co., Inc.                               As of August 24, 2006


3. In the event of the liquidation of the Trust Fund, the undersigned agrees to indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by any vendor, prospective target business or other entity that is owed money by the Company for services rendered or products sold but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Fund. In the event that the Company does not consummate a business combination and must distribute to its public stockholders the amount in its trust account (including any accrued interest) plus any remaining net assets, and if such funds are insufficient to complete such liquidation, the undersigned agrees to advance such funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and agrees not to seek repayment for such expenses.

4. In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, and not to any other person or entity unless the opportunity is rejected by the Company, those opportunities to acquire an operating company the undersigned reasonably believes are suitable opportunity for the Company, until the earlier of the consummation by the Company of a Business Combination, the dissolution and liquidation of the Company or until such time as the undersigned ceases to be an officer or director of the Company, subject to any pre-existing fiduciary obligations the undersigned might have.

5. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to H.C. Wainwright that the business combination is fair to the Company's stockholders from a financial perspective.

6. Except for monthly payments of $7,500 to be made to Harbor Business Group, LLC for administrative payments and for any repayments of principal and interest on the Convertible Loans pursuant to the terms thereof in effect on the closing date of the IPO, or from the funds outside of the Trust Fund neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned ("Affiliate") will be entitled to receive and will not accept any compensation for services rendered to the Company prior to the consummation of the Business Combination; provided that the undersigned shall be entitled to receive reimbursement from the Company for his out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

7. Neither the undersigned, any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive or accept a finder's fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

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Harbor Business Acquisition Corp.
H.C. Wainwright & Co., Inc.                               As of August 24, 2006


8. The undersigned will escrow his Insider Shares for the three-year period commencing on the Effective Date subject to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

9. The undersigned agrees to be the Secretary and a Director of the Company until the earlier of the consummation by the Company of a Business Combination or the dissolution and liquidation of the Company. The undersigned's biographical information furnished to the Company and H.C. Wainwright and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned's background and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act of 1933. The undersigned's Questionnaire previously furnished to the Company and H.C. Wainwright is true and accurate in all respects. The undersigned represents and warrants that he:

                  (a) is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;
                  (b) has never been convicted of or pleaded guilty to any crime
(i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

                  (c) has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

10. The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as the Secretary and a Director of the Company.

11. The undersigned hereby waives his right and the rights of Harbor Healthcare Holding LLC to exercise conversion rights with respect to any shares of the Company's common stock owned or to be owned by the undersigned, directly or indirectly, and agrees that he will not seek conversion with respect to such shares in connection with any vote to approve a Business Combination.

12. Other than in connection with a Business Combination, the undersigned hereby agrees to not propose, vote in favor of, and/or cause Harbor Healthcare Holding LLC to vote in favor of an amendment to the Company's Certificate of Incorporation to extend the Company's existence. Should such a proposal be put before stockholders in connection with a Business Combination and other than through actions by the undersigned, the undersigned hereby agrees to vote against such proposal. This paragraph may not be modified or amended under any circumstances.

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Harbor Business Acquisition Corp.
H.C. Wainwright & Co., Inc.                               As of August 24, 2006


13. The undersigned agrees not to cause Harbor Healthcare Holding LLC to sell any of its Insider Shares until the Company's completion of a Business Combination.

14. The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to H.C. Wainwright and its legal representatives or agents (including any investigative search firm retained by H.C. Wainwright) any information they may have about the undersigned's background and finances ("Information"). Neither H.C. Wainwright nor its agents shall be violating the undersigned's right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

15. As used herein, (i) a "Business Combination" shall have the meaning set forth in the form of Amended and Restated Certificate of Incorporation filed as an exhibit to the registration statement filed in connection with the IPO; (ii) "Insiders" shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) "Insider Shares" shall mean all of the shares of Common Stock of the Company owned by an Insider prior to the IPO and the Private Placement; (iv) "IPO Shares" shall mean the shares of Common Stock issued in the Company's IPO; (v) "Private Placement Shares" shall mean the shares of Common Stock underlying the 150,000 units issued in the Company's private placement effected prior to the IPO; (vi) "Private Placement" shall mean the Company's private placement effected prior to the IPO and (vii) "Convertible Loans" shall mean the loans made by each of Harbor Healthcare Holding LLC and Moreco Partners LLC in an aggregate amount of $800,000 ($920,000 if the over-allotment option is exercised in full) as more fully described in the prospectus for the IPO.

16. This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby agrees that any action, proceeding or claim against the undersigned arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The undersigned hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenience forum.


                                             By:  ________________________
                                                  Bennett P. Lomax


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Harbor Business Acquisition Corp.
H.C. Wainwright & Co., Inc.                               As of August 24, 2006



                                    EXHIBIT A

        BENNETT P. LOMAX has been the Company's Secretary and a member of its Board of Directors since July 2006. Since August 2003, Mr. Lomax has served as the President and Chief Executive Officer of The Lomax Companies, a private investment firm that manages a portfolio of financial and other assets. Since July 2004, Mr. Lomax has also served as the President of General Management Associates, LLC, a private company that provides asset management, corporate advisory services and administrative services. Since December 2003, Mr. Lomax has served on the Board of Managers of LEVAS Communications, LLC, a radio broadcasting company. Since December 2004, Mr. Lomax has served as Secretary and Director of Prime Image, Inc., a manufacturer of audio and visual electronics. Additionally, since December 2003, Mr. Lomax has served on the Board of Managers of Harbor Business Group, LLC, a private equity firm that provides asset management and corporate advisory services. Mr. Lomax is the brother of W. Thomas Lomax, our Chief Executive Officer and a member of our Board of Directors, and is also the son of Dr. Walter P. Lomax, Jr., our senior advisor. Mr. Lomax received a B.S. degree from Hampton University and a J.D. degree from Temple University School of Law.






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